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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              _____________________

                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                             ______________________

                                NOVEMBER 29, 1995


                                (DATE OF REPORT)


                               ___________________


                                NOVEMBER 28, 1995


                        (DATE OF EARLIEST EVENT REPORTED)


                               ___________________


                                   PFIZER INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     Delaware                        1-3619                      13-531570
(State or other jurisdiction  (Commission File Number)           (I.R.S.
of incorporation)                                            Identification No.)



               235 East 42nd Street, New York, New York          10017
               (Address of principal executive offices)          (Zip Code)


                    Registrant's telephone number, including
                            area code (212) 573-2323

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ITEM 5.   OTHER EVENTS


On November 28, 1995, Pfizer Inc. ("Pfizer") announced that the Supreme Court declined to review a $63.5 million patent verdict, exclusive of post-judgment interest, against SciMed Life Systems, Inc., a subsidiary of Boston Scientific Corp., which was found to have infringed patents held by Pfizer subsidiaries
Schneider [Europe] AG and Schneider [USA] Inc.   The Company's press release is
attached hereto as Exhibit 99 and is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS


(C)  EXHIBITS
     EXHIBIT 99.  Press release of the Company dated November 28, 1995.






PFIZER INC.
(Registrant)


By:   /s/ Terence J. Gallagher
   ------------------------------------------
      Terence J. Gallagher
    Vice President - Corporate Governance






Date:  November 29, 1995

For immediate release                        Contact:
November 28, 1995                            Bob Fauteux 212-573-3079

                      U.S. SUPREME COURT DENIES CERTIORARI,
                 SUSTAINING PATENT-INFRINGEMENT AWARD TO PFIZER

New York, Nov. 28 -- The United States Supreme Court has declined to review an appeal by SciMed Life Systems, Inc., a subsidiary of Boston Scientific Corp., of an award of $63.5 million in damages and interest to Pfizer Inc in a patent infringement case. The impact of this award is not expected to significantly affect the company's financial results for 1995.

In denying review of SciMed's appeal, the Supreme Court let stand a federal judge's earlier finding, confirmed by a U.S. appeals court, that the company had violated cardiac-catheter patents held by Pfizer subsidiaries Schneider
(USA)Inc, based in Plymouth, Minnesota, and Schneider (Europe) AG in
Switzerland.

"We are pleased with the Court's action in reconfirming the importance of protecting intellectual property," said Paul S. Miller, senior vice president and general counsel of Pfizer.

Core businesses in the Pfizer Hospital Products Group, Schneider (USA) and Schneider (Europe) are rapidly-growing developers and marketers of advanced products for interventional radiology, cardiology and gastroenterology.


                                     (more)

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                         -2-


Pfizer Inc is a research-based, diversified health-care company with global operations. The company reported sales of approximately $8.3 billion for 1994.

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